UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 7, 2018

SENECA FOODS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

New York (State or Other Jurisdiction of Incorporation)	0-01989 (Commission File Number)	16-0733425 (IRS Employer Identification No.)

3736 South Main Street, Marion, New York 14505-9751

(Address of Principal Executive Offices, including zip code)

(315) 926-8100

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers Compensatory Arrangements of Certain Officers

The Company received a letter December 5, 2018 from Susan A. Henry, a member of the Board of Directors, notifying us that Dr. Henry will resign from the Company’s Board of Directors effective December 31, 2018. She has served as a director of the Company since 2007. Dr. Henry has not expressed any disagreement with the Company under Item 5.02(a) of Form 8-K.

Effective January 1, 2019, Kathryn J. Boor will replace Dr. Henry on the Company’s Board of Directors. Dr. Boor will serve on the Corporate Governance and Nominating Committee and the Compensation Committee.

Kathryn J. Boor is the Ronald P. Lynch Dean of the College of Agriculture and Life Sciences at Cornell University. Dr. Boor serves on various boards and councils including the Southern Tier Regional Economic Development Council, the Foundation for Food and Agriculture Research Board of Directors, the Boyce Thompson Institute Board of Directors, the New York State Council on Hunger and Food Policy, the International Life Sciences Institute Board of Trustees, the Friends of the New York Youth Institute, the E&J Gallo Winery Agriculture Advisory Committee and the New York Department of Agriculture and Markets Milk Marketing Advisory Council. Dr. Boor earned a BS in Food Science from Cornell University, an MS in Food Science from the University of Wisconsin and a PhD in Microbiology from the University of California, Davis.

There are no arrangements or understandings between Dr. Boor and any other persons pursuant to which Dr. Boor was appointed a director of the Company.  There are no transactions in which Dr. Boor has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:                    December 7, 2018

SENECA FOODS CORPORATION

By: /s/Timothy J. Benjamin

Timothy J. Benjamin

Chief Financial Officer and Treasurer